UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 16, 2005 (May 12, 2005)

Gevity HR, Inc.
(Exact name of registrant as specified in charter)

Florida (State or other jurisdiction of incorporation)	0-22701 (Commission File Number)	65-0735612 (IRS Employer Identification No.)

600 301 Boulevard West
Bradenton, Florida 34205
(Address of principal executive offices / Zip Code)

(941) 741-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.(17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act. (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act. (17CFR240.13e-4(c))

Item 1.01.        Entry Into a Material Definitive Agreement

Approval of the 2005 Equity Incentive Plan

        On May 12, 2005, the shareholders of Gevity HR, Inc. (the “Company”) approved the Gevity HR, Inc. 2005 Equity Incentive Plan (the “2005 Equity Plan”). The 2005 Equity Plan was approved by the Company’s Board of Directors on February 16, 2005, subject to shareholder approval.

        The 2005 Equity Plan authorizes the Company, under the direction of the Compensation Committee of the Company’s Board of Directors, to make broad based grants of stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance unit awards and phantom shares (collectively “stock incentives”) to employees, consultants, and other service providers and to non-employee directors. The primary purpose of the awards is to attract and retain talented employees, further align employee and shareholder interests, continue to closely link employee compensation with Company performance and maintain a culture based upon employee stock ownership.

        A maximum of 2,000,000 shares of the Company’s common stock are reserved for issuance under the 2005 Equity Plan pursuant to stock incentives. Of this amount, the maximum aggregate number of shares of common stock subject to stock awards, stock appreciation rights, dividend equivalent rights, phantom shares and performance unit awards which may be settled in stock that may be granted under the plan may not exceed 400,000. Any additional allocation of shares requires shareholder approval. No further stock incentive awards will be made under the Company’s 1997 and 2002 stock incentive plans.

        A more detailed summary of the material features of the 2005 Equity Plan is set forth in the Company’s definitive proxy statement for the 2005 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on April 8, 2005 (the “Proxy Statement”) under the heading “Proposal 2: Approval of the 2005 Equity Incentive Plan”. That summary in the Proxy Statement and the description of the 2005 Equity Plan herein are qualified in their entirety by reference to the full text of the plan, which is included as part of the Proxy Statement and is filed as Exhibit 10.1 to this report.

Approval of the 2005 Executive Incentive Compensation Plan

        On May 12, 2005, the shareholders of Company also approved the Gevity HR, Inc. 2005 Executive Incentive Compensation Plan (the “2005 Executive Plan”). The 2005 Executive Plan was approved by the Company’s Board of Directors on February 16, 2005, subject to shareholder approval. No further executive incentive programs will be established under the Company’s Annual Incentive Plan for Executive Officers, which was approved by the shareholders on May 30, 2002.

        The 2005 Executive Plan authorizes the Company, under the direction of the Compensation Committee, to provide incentive compensation for executive officers, including the Chief Executive Officer, President, Chief Operating Officer, Chief Administrative Officer, Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents.

        The Compensation Committee will establish, for each eligible executive selected to participate in the 2005 Executive Plan, the performance measures and the performance period to which the performance measures will relate. The incentive award for any performance period may be either a flat dollar amount or a percentage of the applicable participant’s average base compensation, in either case conditional upon the attainment of the established performance measures. The incentive awards may be payable in cash or shares of the Company’s common stock or a combination of the two provided that any portion of the incentive award paid in shares of the Company’s common stock must be funded under the 2005 Equity Plan, subject to any limitations in the 2005 Equity Plan. The amount of the incentive award payable to any participant attributable to a performance period of less than twenty-four months may not exceed $3,000,000. The amount of the incentive award payable to any participant attributable to a performance period that is equal to or greater than twenty-four months may not exceed $5,000,000.

        A more detailed summary of the material features of the 2005 Executive Plan is set forth in the Proxy Statement under the heading “Proposal 3: Approval of the 2005 Executive Incentive Compensation Plan”. That summary in the Proxy Statement and the description of the 2005 Executive Plan herein are qualified in their entirety by reference to the full text of the plan, which is included as part of the Proxy Statement and is filed as Exhibit 10.2 to this report.

Item 9.01        Financial Statements and Exhibits

    (c)        Exhibits.

Exhibit Number	Description

10.1	Gevity HR, Inc. 2005 Equity Incentive Plan, (attached as Exhibit B to the Company's Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on May 12, 2005, filed April 8, 2005 and incorporated herein by reference).

10.2	Gevity HR, Inc. 2005 Executive Incentive Compensation Plan (attached as Exhibit C to the Company's Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on May 12, 2005, filed April 8, 2005 and incorporated herein by reference).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC.
(Registrant)
Dated: May 16, 2005	By: /s/ Gregory M. Nichols

Gregory M. Nichols
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Gevity HR, Inc. 2005 Equity Incentive Plan, (attached as Exhibit B to the Company's Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on May 12, 2005, filed April 8, 2005 and incorporated herein by reference).

10.2	Gevity HR, Inc. 2005 Executive Incentive Compensation Plan (attached as Exhibit C to the Company's Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders on May 12, 2005, filed April 8, 2005 and incorporated herein by reference).